Exhibit 24

Directors of Touchmark Bancshares, Inc.

Annual Report on Form 10-K

Power of Attorney

We, the undersigned directors of Touchmark Bancshares, Inc., hereby severally constitute and appoint William R. Short our true and lawful attorney-in-fact and agent, in each of our names, place and stead, in any and all capacities, to execute and sign the Annual Report on Form 10-K for the fiscal year ended December 31, 2008 to be filed with the Securities and Exchange Commission, pursuant to the provisions of the Securities Exchange Act of 1934, as amended, by Touchmark Bancshares, Inc. and, further, to execute and sign any and all amendments thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting, unto said attorney-in –fact and agent, full power and authority to do and perform, each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Thomas E. Persons, Sr. Thomas E. Persons, Sr.	Chairman of the Board and Director	March 18, 2009

/s/ Bobby G. Williams Bobby G. Williams	Vice Chairman of the Board and Director	March 18, 2009

/s/ Vivian A. Wong Vivian A. Wong	Vice Chairman of the Board and Director	March 18, 2009

/s/ J. Egerton Burroughs J. Egerton Burroughs	Director	March 18, 2009

/s/ J. William Butler J. William Butler	Director	March 18, 2009

/s/ Daniel B. Cowart Daniel B. Cowart	Director	March 18, 2009

/s/ Barry A. Culbertson Barry A. Culbertson	Director	March 18, 2009

/s/ Howard R. Greenfield Howard R. Greenfield	Director	March 18, 2009

/s/ Yuling R. Hayter Yuling R. Hayter	Director	March 18, 2009

Signature	Title	Date

/s/ John L. Johnson John L. Johnson	Director	March 18, 2009

/s/ Daniel J. Kaufman Daniel J. Kaufman	Director	March 18, 2009

/s/ C. Hiluard Kitchens, Jr. C. Hiluard Kitchens, Jr.	Director	March 18, 2009

/s/ Sudhirkumar C. Patel Sudhirkumar C. Patel	Director	March 18, 2009

/s/ Mukund C. Raja Mukund C. Raja	Director	March 18, 2009

/s/ Hasmukh P. Rama Hasmukh P. Rama	Director	March 18, 2009

/s/ J.J. Shah J. J. Shah	Director	March 18, 2009

/s/ Meena J. Shah Meena J. Shah	Director	March 18, 2009